Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
06/22/04
Diversified Bond
GU42
Lincoln Capital
413627AP5
Harrah's
JP Morgan
Bank of America, Wells Fargo,
Citigroup, Deutsche bank,
Greenwich, Commerzbank, Scotia
Capital, Barclays, BNP Paribas,
Key Bank, Piper Jaffray, Bear
Stearns, Goldman, Merrill Lynch,
Morgan Stanley, Samuel Ramirez
Lehman Brothers
$852,621.20
$750,000,000.00
99.142
99.142
6.10/bond
06/22/04
Fixed Income I
CH43
Lincoln Capital
413627AP5
Harrah's
JP Morgan
Bank of America, Wells Fargo,
Citigroup, Deutsche bank,
Greenwich, Commerzbank, Scotia
Capital, Barclays, BNP Paribas,
Key Bank, Piper Jaffray, Bear
Stearns, Goldman, Merrill Lynch,
Morgan Stanley, Samuel Ramirez
Lehman Brothers
$793,136.00
$750,000,000.00
99.142
99.142
6.10/bond
04/13/04
Fixed Income I
CH43
Lincoln Capital
74254PAK8
Principal Life Insurance Company
Morgan Stanley
CS First Boston, ABN Amro,
Deutsche Bank, Goldman Sachs
Lehman Brothers
$1,447,535.00
$350,000,000.00
99.83
99.83
..45%
04/13/04
Diversified Bond
GU42
Lincoln Capital
74254PAK8
Principal Life Insurance Company
Morgan Stanley	CS First
Boston, ABN Amro, Deutsche
Bank, Goldman Sachs
Lehman Brothers
$1,522,407.50
$350,000,000.00
99.83
99.83
..45%
05/07/04
Equity I
CH0J
Marsico Capital
983134107
Wynn Reports Limited
Deutsche Bank, JP Morgan,
Bear Sterns, Deutsche Bank,
JP Morgan, Bear Sterns,	Bank
of America
$265,980.00
$271,250,000.00
38.75
38.75
..20 or .52%
06/22/04
Fixed Income III
CH77
Morgan Stanley
413627AP5
Harrah's Operating Co.
JP Morgan
JP Morgan, Bank of America,
UBS Investment Bank, Deutsche
Bank, Goldman Sachs,
Morgan Stanley
$79,313.60
$750,000,000.00
99.142
99.23
3.50
06/22/04
Multi-Strategy Bond
GU77
Morgan Stanley
413627AP5
Harrah's Operating Co.
JP Morgan
JP Morgan, Bank of America,
UBS Investment Bank, Deutsche
Bank, Goldman Sachs,
PNC Capital Markets, RBC
Capital Markets, Soctia
Capital, Wachovia Securities
Morgan Stanley
$218,112.40
$750,000,000.00
99.142
99.23
3.5
09/23/04
Multi-Strategy Bond
GU77
Morgan Stanley
293791AH2
Enterprise Products
Wachovia
Wachovia, Citigroup, JP Morgan,
Lehman Brothers, Barclays,
Scotia Capital, HVB Captial
Markets, SunTrust, Robinson
Humphrey, Bank of America,
Mitsubishi, BNP Paribas, UBS,
Harris Nesbit
Morgan Stanley
$229,353.70
$500,000,000.00
99.719
99.719
3.5
09/23/04
Fixed Income III
CH77
Morgan Stanley
293791AH2
Enterprise Products
Wachovia
Wachovia, Citigroup, JP Morgan,
Lehman Brothers, Barclays,
Scotia Capital, HVB Captial
Markets, SunTrust, Robinson
Humphrey, Bank of America,
Mitsubishi, BNP Paribas, UBS,
Harris Nesbit
Morgan Stanley
$69,803.30
$500,000,000.00
99.719
99.719
3.5
09/23/04
Fixed Income III
CH77
Morgan Stanley
293791AJ8
Enterprise Products
Wachovia
Wachovia, Citigroup, JP Morgan,
Lehman Brothers, Barclays,
Scotia Capital, HVB Captial
Markets, SunTrust, Robinson
Humphrey, Bank of America,
Mitsubishi, BNP Paribas, UBS,
Harris Nesbit
Morgan Stanley
$34,969.90
$650,000,000.00
99.914
99.914
4.00
09/23/04
Multi-Strategy Bond
GU77
Morgan Stanley
293791AJ8
Enterprise Products
Wachovia
Wachovia, Citigroup, JP
Morgan, Lehman Brothers,
Barclays, Scotia Capital,
HVB Captial Markets, SunTrust,
Robinson Humphrey, Bank of
America, Mitsubishi, BNP Paribas,
UBS, Harris Nesbit
Morgan Stanley
$104,909.70
$650,000,000.00
99.914
99.914
4.00